UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 1, 2016

American Greetings Corporation

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-13859	34-0065325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One American Road Cleveland, Ohio		44144
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 252-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.07	Submission of Matters to a Vote of Security Holders.

Without the solicitation of proxies, the following actions were taken by written consent of the sole shareholder of American Greetings Corporation (the “Corporation”) on June 1, 2016:

(1)	The following directors were re-elected to the Board of Directors of the Corporation to serve a term of one year and until their successors are duly elected and qualified or until their earlier resignation, removal from office, or death:

Morry Weiss

Zev Weiss

Jeffrey Weiss

Gary Weiss

Elie Weiss

John W. Beeder

Michael J. Merriman, Jr.

(2)	The number of directors serving on the Corporation’s Board of Directors was increased from seven to eight.

(3)	Dr. Scott S. Cowen was elected to the Board of Directors of the Corporation to serve a term of one year and until his successor is duly elected and qualified or until his earlier resignation, removal from office, or death.

Dr. Cowen was President and Seymour S Goodman Professor of Management and Professor of Economics, Tulane University, from 1998 until 2014, when he retired. He now serves as President Emeritus and Distinguished University Chair of Tulane. Prior to 1998, Dr. Cowen was dean at the Weatherhead School of Management at Case Western Reserve University where he was also a professor for 23 years. Dr. Cowen serves on the Board of Directors of the following public companies: Barnes & Nobel, Inc. (a retailer of reading materials and related products) since 2014; Forest City Realty Trust, Inc. (formerly Forest City Enterprises, Inc., a conglomerate corporation engaged in real estate development, sales, investment and construction) since 1989; NACCO Industries, Inc. (a holding company for businesses in mining, small appliances and specialty retail); and Newell Brands Inc. (formerly Newell Rubbermaid, Inc., a consumer home products company) since 1999. Dr. Cowen was a director of American Greetings from 1989 until 2013, when he resigned in accordance with the plan and agreement of merger by which the Corporation ceased to be publicly-held. During his time on the Corporation’s Board of Directors, Dr. Cowen chaired the Compensation and Management Development Committee and was a member of the Audit Committee.

As a non-employee director, Dr. Cowen will receive compensation in the same manner as the Corporation’s other non-employee director, which compensation the Corporation previously disclosed in its Annual Report on Form 10-K for the fiscal year ended February 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Greetings Corporation
(Registrant)

By:	/s/ Christopher W. Haffke
Christopher W. Haffke
General Counsel, Chief Human Resources Officer and Secretary

Date: June 3, 2016